Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Wayne M. Rancourt, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.     the accompanying Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
2.     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Boise Cascade Company at the dates and for the periods indicated in the Report.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Boise Cascade Company and will be retained by Boise Cascade Company and furnished to the Securities and Exchange Commission or its staff upon request.
The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.
Date: May 6, 2021

/s/ Wayne M. Rancourt

Wayne M. Rancourt
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to the requirements of 18 U.S.C. § 1350 and is not being filed as a part of the Report or as a separate disclosure document.